Exhibit 99.1
Heritage Commerce Corp
224 Airport Parkway
San Jose, CA 95110
www.heritagecommercecorp.com

Heritage Commerce Corp Reports Third Quarter and First Nine Months of 2025 Financial Results
Core Business Momentum and Operating Leverage Drive Double-Digit EPS Growth in Third Quarter
San Jose, CA – October 23, 2025 – Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”)
today announced its financial results for the third quarter and first nine months of 2025. All data are unaudited.
REPORTED THIRD QUARTER 2025 HIGHLIGHTS:

Net Income	Diluted Earnings Per Share ("EPS")	Pre-Provision Net Revenue ("PPNR")	Fully Tax Equivalent ("FTE") Net Interest Margin(1)	Efficiency Ratio	Return on Average Tangible Common Equity(1)
$14.7 Million	$0.24	$21.0 Million	3.60%	58.05%	11.14%
CEO COMMENTARY:
“We executed well in the third quarter, generating double digit EPS growth and positive operating leverage,” said Clay Jones, President and Chief Executive
Officer. “We had positive trends in loan and deposit growth, an expansion in our net interest margin, disciplined expense management, and an improvement in our asset quality. Loan and deposit growth was 1% and 3%, respectively, over the linked quarter, and we continue to add clients in key markets across our footprint, while maintaining our underwriting and pricing.”
“Our financial foundation is solid — marked by high capital reserves, strong liquidity, and sound asset quality.  These fundamentals position us to continue to execute on our strategy, which is focused on increasing market share, growing our client franchise, and generating profitable growth, as we continue to support our community, colleagues, and shareholders. We are strengthening our platform to perform and position ourselves to deliver sustained, high-quality financial results for our shareholders.” said Mr. Jones.

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
•Total revenue of $50.0 million, an increase of 5%, or $2.2 million
•Cost of funds decreased to 1.54% from 1.57%
•Reported net income of $14.7 million and reported EPS of $0.24, up 130% and
140%, from $6.4 million and $0.10, respectively
•Adjusted net income(1) of $14.7 million and adjusted EPS(1) of $0.24, up 13% and
14%, from $13.0 million and $0.21, respectively

•Total revenue of $50.0 million, an increase of 19%, or $7.9 million
•Cost of funds decreased to 1.54% from 1.88%
•PPNR of $21.0 million, an increase of 44% from $14.6 million
•Net income of $14.7 million and EPS of $0.24, up 40% and 41%, respectively

BALANCE SHEET HIGHLIGHTS:
•Loans held-for-investment (“HFI”) of $3.6 billion, up $47.3 million, or 1%
•Total deposits of $4.8 billion, up $149.2 million, or 3%
•Loan to deposit ratio of 74.99%, a decrease of 2% from 76.38%
•Total shareholders’ equity of $700.0 million, up $5.3 million

•Increase in loans HFI of $171.4 million, or 5%
•Increase in total deposits of $47.0 million, or 1%
•Loan to deposit ratio of 74.99%, an increase of 4% from 72.11%
•Total shareholders’ equity of $700.0 million, up $14.7 million

ASSET QUALITY:
•Nonperforming assets (“NPAs”) to total assets of 0.07%, compared to 0.11% •Classified assets to total assets of 0.62%, compared to 0.69%	•NPAs to total assets of 0.07%, compared to 0.13% •Classified assets to total assets of 0.62%, compared to 0.59%
KEY PERFORMANCE METRICS:
•FTE net interest margin(1) of 3.60%, an increase of 6 basis points from 3.54%
•Efficiency ratio of 58.05%, a decrease of 5% from adjusted efficiency ratio(1) of
61.01%
•Return on average assets of 1.05%, an increase of 11% over adjusted return on average assets(1)
•Return on average tangible common equity(1) of 11.14%, an increase of 12% over adjusted return on average tangible common equity(1)

•FTE net interest margin(1) of 3.60%, an increase of 45 basis points from
3.15%
•Efficiency ratio of 58.05%, a decrease of 11% from 65.37%
•Return on average assets of 1.05%, an increase of 35%
•Return on average tangible common equity(1) of 11.14%, an increase of
35%

CAPITAL MANAGEMENT:
•Common stock net repurchases of $2.2 million, compared to $1.9 million
•Total capital ratio of 15.4%, compared to 15.5%
•Common equity tier 1 capital ratio of 13.2%, compared to 13.3%
•Tangible common equity ratio(1) of 9.67%, compared to 9.85%

•Last twelve months ("LTM") common dividend of $31.9 million and dividend payout ratio of 74%
•LTM common stock net repurchases of $4.0 million
•Total capital ratio of 15.4%, compared to 15.6%
•Common equity tier 1 capital ratio of 13.2%, compared to 13.4%
•Tangible common equity ratio(1) of 9.67%, compared to 9.50%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release. All references to “adjusted” operating metrics exclude the $9.2 million of pre-tax charges primarily related to a legal settlement in the second quarter and first nine months of 2025 as presented in the reconciliation of non-GAAP financial measures at the end of this press release.

Results of Operations:
Net income was $14.7 million, or $0.24 per average diluted common share, for the third quarter of 2025, compared to $6.4 million, or
$0.10 for the second quarter of 2025, and $10.5 million, or $0.17 per average diluted common share for the third quarter of 2024.
Adjusted net income(2) was $13.0 million, or $0.21 per average diluted common share, for the second quarter of 2025. The annualized return on average assets was 1.05%, the annualized return on average equity was 8.37%, and the annualized return on average tangible common equity(2) was 11.14% for the third quarter of 2025, compared to 0.47%, 3.68%, and 4.89%, respectively, for the second quarter of 2025, and 0.78%, 6.14%, and 8.27%, respectively, for the third quarter of 2024. The adjusted annualized return on average assets(2) was 0.95%, the adjusted annualized return on average equity(2) was 7.45%, and the adjusted annualized return on average tangible common equity(2) was 9.92%, for the second quarter of 2025.
Net income was $32.7 million, or $0.53 per average diluted common share, for the first nine months of 2025. Adjusted net income(2)
was $39.3 million, or $0.64 per average diluted common share, for the first nine months of 2025, compared to $29.9 million, or $0.49 per average diluted common share, for the first nine months of 2024. EPS increased 8% and adjusted EPS(2) increased 31% for the first nine months of 2025, compared to the first nine months of 2024. The annualized return on average assets was 0.79%, the annualized return on average equity was 6.29%, and the annualized return on average tangible common equity(2) was 8.38% for the nine months ended September 30, 2025, compared to 0.76%, 5.91%, and 7.98%, respectively, for the nine months ended September 30, 2024. The adjusted annualized return on average assets(2) was 0.95%, the adjusted annualized return on average equity(2) was 7.55%, and the adjusted annualized return on average tangible common equity(2) was 10.06%, for the nine months ended September 30, 2025.
Total revenue, which is defined as net interest income before provision for credit losses on loans plus noninterest income, increased
$2.2 million, or 5%, to $50.0 million for the third quarter of 2025, compared to $47.8 million for the second quarter of 2025, and increased $7.9 million, or 19%, from $42.2 million for the third quarter of 2024.  Total revenue increased $17.8 million, or 14%, to
$143.8 million for the first nine months of 2025, compared to $126.0 million for the first nine months of 2024.
Net interest income totaled $46.8 million for the third quarter of 2025, representing an increase of $2.0 million, or 4%, compared to
$44.8 million for the second quarter of 2025. The FTE net interest margin(2) was 3.60% for the third quarter of 2025, compared to
3.54% for the second quarter of 2025. The increase in the net interest margin is primarily attributable to higher average balances of loans and overnight funds, a higher average yield on securities, and a decrease in the average cost of deposits. The cost of deposits was down 4 basis points, driven by proactive management of exception based deposit pricing and favorable noninterest-bearing deposit mix shift. These factors were partially offset by a decrease in the average balances of securities due to maturities and paydowns.
Net interest income increased $7.5 million, or 19%, to $46.8 million, compared to $39.3 million for the third quarter of 2024. The FTE net interest margin(2) increased from 3.15% for the third quarter of 2024 primarily due to lower rates paid on customer deposits, an increase in the average yields on loans and securities, a higher average balance of loans, and an increase in the average balance of deposits resulting in a higher average balance of overnight funds, partially offset by a lower average yield on overnight funds.
For the first nine months of 2025, net interest income increased $17.3 million, or 15% to $135.0 million, compared to $117.7 million for the first nine months of 2024.  The FTE net interest margin(2) increased 28 basis points to 3.51% for the first nine months of 2025, from 3.23% for the first nine months of 2024, primarily due to decrease in rates paid on client deposits, an increase in the average balances of average interest earning assets, and an increase in the average yields on loans and securities, partially offset by a lower yield on overnight funds.
Total noninterest income increased 8% to $3.2 million for the third quarter of 2025, compared to $3.0 million for the second quarter of
2025, and increased 14% from $2.8 million for the third quarter of 2024. Total noninterest income increased 7% to $8.9 million for the first nine months of 2025, compared to $8.3 million for the first nine months of 2024. The increase in noninterest income for the third quarter and first nine months of 2025 was primarily driven by a $386,000 recovery on an acquired loan that had been previously charged off and by higher facility fees. For the first nine months of 2025, the increase was partially offset by a $219,000 gain on proceeds from company-owned life insurance recorded in the same period of 2024.
(2)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

Noninterest expense for the third quarter of 2025 totaled $29.0 million, compared to $38.3 million(3) for the second quarter of 2025, and $27.6 million for the third quarter of 2024. Adjusted noninterest expense(4) was $29.1 million for the second quarter of 2025.
Noninterest expense totaled $96.8 million(3) for the first nine months of 2025, compared to $83.3 million for the first nine months of
2024. Adjusted noninterest expense(4) for the first nine months of 2025 increased to $87.6 million, compared to $83.3 million for the first nine months of 2024. The increase in adjusted noninterest expense(4) for the third quarter and first nine months of 2025 compared to the respective periods in 2024 was primarily due to higher salaries and employee benefits as a result of annual salary increases. The first nine months of 2025 was also impacted by higher professional fees and information technology related expenses as the Company invested in enhancing its infrastructure.
For the third quarter the Company’s PPNR, which is defined as total revenue less adjusted noninterest expense was $21.0 million, compared to $9.4 million for the second quarter of 2025, and $14.6 million for the third quarter of 2024. For the third quarter the
Company’s adjusted PPNR(4) increased 13% to $21.0 million from $18.6 million for the second quarter of 2025, and increased 44%
from $14.6 million for the third quarter of 2024. For the first nine months of 2025, the Company’s PPNR was $47.0 million, compared to $42.7 million for the first nine months of 2024. For the first nine months of 2025, the Company’s adjusted PPNR(4) increased 31%
to $56.2 million from $42.7 million for the first nine months of 2024.
The provision for credit losses on loans totaled $416,000 for the third quarter of 2025, compared to a $516,000 provision for credit losses on loans for the second quarter of 2025 and a provision for credit losses on loans of $153,000 for the third quarter of 2024. Net recoveries totaled $378,000 for the third quarter of 2025, compared to net charge-offs of $145,000 for the second quarter of 2025, and net charge-offs of $288,000 for the third quarter of 2024.
The provision for credit losses on loans totaled $1.2 million for the first nine months of 2025, compared to a $808,000 provision for credit losses on loans for the first nine months of 2024. Net charge-offs totaled $732,000 for the first nine months of 2025, compared to $947,000 for the first nine months of 2024.
Income tax expense increased to $5.9 million for the third quarter of 2025, compared to $2.5 million for the second quarter of 2025, and $3.9 million for the third quarter of 2024, primarily due to higher pre-tax income. The effective tax rate for the third quarter of
2025 was 28.5% for both the third and second quarters of 2025, and 27.3% for the third quarter of 2024.
Income tax expense for the nine months ended September 30, 2025 was $13.1 million, compared to $12.0 million for the nine months ended September 30, 2024.  The effective tax rate for nine months ended September 30, 2025 was 28.6%, compared to 28.7% for the nine months ended September 30, 2024.
The efficiency ratio was 58.05% for the third quarter of 2025, compared to 80.23% for the second quarter of 2025, and 65.37% for the third quarter of 2024. The adjusted efficiency ratio(4) improved to 58.05% for the third quarter of 2025, from 61.01% for the second quarter of 2025, and 65.37% for the third quarter of 2024, primarily due to higher total revenue. The reported efficiency ratio was
67.31% for the first nine months of 2025. The adjusted efficiency ratio(4) improved to 60.92% for the first nine months of 2025 from
66.08% for the first nine months of 2024, primarily due to higher total revenue, partially offset by higher noninterest expense.
Full time equivalent employees were 350 at both September 30, 2025 and June 30, 2025, and 353 at September 30, 2024.
(3)During the second quarter of 2025, the Company recorded expenses of $9.2 million, primarily due to pre-tax charges related to the settlement of certain litigation matters, including the anticipated settlement of a previously disclosed class action and California Private Attorneys General Act (“PAGA”) lawsuit that alleged the violation of certain California wage-and-hour and related laws and regulations, and charges related to the planned closure of a Bank branch.
(4)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.
Balance Sheet, Liquidity and Capital Management:
Total assets increased 3% to $5.6 billion at September 30, 2025, compared to $5.5 billion at June 30, 2025, primarily due to an increase in deposits resulting in an increase in overnight funds, purchases of investment securities, and an increase in loans. Total assets were relatively flat from $5.6 billion at September 30, 2024.
Investment securities available-for-sale (at fair value) increased to $408.5 million at September 30, 2025, compared to $307.0 million at June 30, 2025, primarily due to purchases, partially offset by maturities and paydowns. At September 30, 2024, these securities totaled $237.6 million. The pre-tax unrealized loss on the securities available-for-sale portfolio was $652,000, or $540,000 net of taxes, which equaled less than 1% of total shareholders’ equity at September 30, 2025.

During the first nine months of 2025, the Company purchased $174.2 million of agency mortgage-backed securities, $129.8 million of collateralized mortgage obligations, and $44.8 million of U.S. Treasury securities, for total purchases of $348.8 million in the available-for-sale portfolio. Securities purchased had a book yield of 4.92% and an average life of 5.42 years.
Investment securities held-to-maturity (at amortized cost, net of an $11,000 allowance for credit losses), totaled $544.8 million at
September 30, 2025, compared to $561.2 million at June 30, 2025, and $604.2 million at September 30, 2024. The fair value of the securities held-to-maturity portfolio was $476.8 million at September 30, 2025. The pre-tax unrecognized loss on the securities held-
to-maturity portfolio was $68.0 million, or $47.9 million net of taxes, which equaled 7% of total shareholders’ equity at September 30,
2025.
The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios resulted from higher interest rates at September 30, 2025, compared to when the securities were purchased.  The issuers are of high credit quality, and all principal amounts are expected to be repaid at maturity. Fair values are expected to recover as the securities approach maturity and/or if market rates decline.
Loans HFI, net of deferred costs and fees, increased $47.3 million, or 1% to $3.6 billion at September 30, 2025, compared to $3.5 billion at June 30, 2025, and increased $171.4 million, or 5%, from $3.4 billion at September 30, 2024.  Loans HFI, excluding residential mortgages, increased $58.6 million, or 2% to $3.14 billion at September 30, 2025, compared to $3.08 billion at June 30
2025, and increased $207.8 million, or 7%, from $2.93 billion at September 30, 2024.
Commercial and industrial line utilization was 35% at September 30, 2025, compared to 32% at June 30, 2025, and 31% at September
30, 2024. Commercial real estate (“CRE”) loans totaled $2.0 billion at September 30, 2025, of which 31% were owner occupied and
69% were investor CRE loans. Owner occupied CRE loans also totaled 31% at both June 30, 2025 and September 30, 2024.
Approximately 23% of the Company’s loan portfolio consisted of floating interest rate loans at September 30, 2025, compared to 24%
at June 30, 2025, and 25% at September 30, 2024.
At September 30, 2025, paydowns and maturities of investment securities and fixed interest rate loans maturing within one year totaled $343.8 million.
Total deposits increased $149.2 million, or 3%, to $4.8 billion at September 30, 2025, compared to $4.6 billion at June 30, 2025, and increased $47.0 million, or 1% from $4.7 billion at September 30, 2024.
The following table shows the Company’s deposit types as a percentage of total deposits at the dates indicated:

	September 30,	June 30,	September 30,
DEPOSITS TYPE % TO TOTAL DEPOSITS	2025	2025	2024
Demand, noninterest-bearing	26%	25%	27%
Demand, interest-bearing	19%	21%	19%
Savings and money market	28%	28%	28%
Time deposits — under $250	1%	1%	1%
Time deposits — $250 and over	5%	4%	4%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money
market and time deposits	21%	21%	21%
Total deposits	100%	100%	100%
The loan to deposit ratio was 74.99% at September 30, 2025, compared to 76.38% at June 30, 2025, and 72.11% at September 30,
2024.
The Company’s total available liquidity and borrowing capacity was $3.3 billion at September 30, 2025, compared to $3.1 billion at
June 30, 2025, and $3.2 billion at September 30, 2024.
Total shareholders’ equity was $700.0 million at September 30, 2025, compared to $694.7 million at June 30, 2025, and $685.4 million at September 30, 2024.

Total accumulated other comprehensive loss of $5.2 million at September 30, 2025 was comprised of $2.5 million in actuarial losses associated with split dollar insurance contracts, $2.1 million in actuarial losses associated with the supplemental executive retirement plan, unrealized losses on securities available-for-sale of $540,000, and a $40,000 unrealized gain on interest-only strip from SBA loans.
Capital at September 30, 2025 was above well capitalized regulatory thresholds.
The reported tangible book value per share(5) was $8.61 at September 30, 2025, compared to $8.49 at June 30, 2025, and $8.33 at
September 30, 2024. The adjusted tangible book value per share(5) was $8.71, compared to $8.59 at June 30, 2025, and $8.33 at
September 30, 2024.
Asset Quality:
The allowance for credit losses on loans (“ACLL”) at September 30, 2025 was $49.4 million, or 1.38% of total loans. The ACLL at
June 30, 2025 was $48.6 million, or 1.38% of total loans. The ACLL at September 30, 2024 was $47.8 million, or 1.40% of total loans. The increase in the ACLL year-over-year is due to loan growth.
NPAs were $3.7 million at September 30, 2025, compared to $6.2 million at June 30, 2025, and $7.2 million at September 30, 2024.
There were no Shared National Credits (“SNCs”) in NPAs or total loans at September 30, 2025, June 30, 2025, or September 30,
2024.
Classified assets totaled $34.6 million, or 0.62% of total assets, at September 30, 2025, compared to $37.5 million, or 0.69% of total assets, at June 30, 2025, and $32.6 million, or 0.59% of total assets, at September 30, 2024.
Announcing An Increase to the Company's Share Repurchase Program:
Today, the Board of Directors (the "Board") of the Company approved an increase in the maximum total value of shares authorized for repurchase under the Company’s share repurchase program, initially approved by the Board in July 2024 (the “Repurchase Program”),
doubling the authorization from $15 million to $30 million. The term of the Repurchase Program was also extended by the Board to
October 31, 2026. During the second and third quarters of 2025, the Company repurchased 439,187 shares of its common stock with a weighted average price of $9.22 per share for a total of $4.0 million. The remaining capacity under the Program after giving effect to the amendment as described above is $26 million at September 30, 2025.
(5)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.
***
Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of
Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Hollister,
Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo,
San Rafael, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of
Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.  The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange
Commission.
Reclassifications
During the first quarter of 2025, we reclassified Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock dividends from interest income to noninterest income and the related average asset balances were reclassified from interest earning assets to other assets on the “Net Interest Income and Net Interest Margin” tables. The amounts for the prior periods were reclassified to conform to the current presentation. These reclassifications did not affect previously reported net income or shareholders’ equity.
Non-GAAP Financial Measures
Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”)
and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These measures include “adjusted” operating metrics that have been adjusted to exclude notable expenses incurred in the second quarter of 2025 as well as other performance measures and ratios adjusted for notable items. Management believes these non-GAAP financial measures enhance comparability between periods and in some instances are common in the banking industry. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this press release under
“Reconciliation of Non-GAAP Financial Measures.”
Forward-Looking Statement Disclaimer
Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the
Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain in that they reflect plans and expectations for future events. These statements may include, among other things, those relating to the Company’s future financial performance, plans and objectives regarding future events, expectations regarding changes in interest rates and market conditions, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, loan growth, expenses, net interest margin, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate.
Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and
Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31,2025, and include:
(i) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence (such as, but not limited to, ransomware, data security breaches, “denial of service” attacks, “hacking” and identity theft)
affecting us, our clients, and our third-party vendors and service providers; (ii) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (iii) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically;
(iv) adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;
(v) market, geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco
Bay Area of Northern California; (vi) risks of geographic concentration of our client base, our loans, and the collateral securing our loans, as those clients and assets may be particularly subject to natural disasters and to events and conditions that directly or indirectly affect those regions, including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (vii) political events that have accompanied or that may in the future accompany or result from recent political changes, particularly including the imposition of tariffs, sociopolitical events and conditions that result from political conflicts and law enforcement activities that may adversely affect our markets or our clients; (viii) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolios and our factoring business;
(ix) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (x) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (xi) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit;
(xii) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (xiii) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions; (xiv) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; and (xv) our success in managing the risks involved in the foregoing factors.
Member FDIC
For additional information, email:
InvestorRelations@herbank.com

	For the Quarter Ended:				Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,		June 30,	September 30,	September 30,		September 30,		Percent
(in $000’s, unaudited)	2025	2025	2024		2025	2024	2025		2024		Change
Interest income	$65,094	$63,025	$60,852		3%	7%	$189,951		$176,301		8%
Interest expense	18,306	18,220	21,523		0%	(15)%	54,998		58,603		(6)%
Net interest income before provision
for credit losses on loans	46,788	44,805	39,329		4%	19%	134,953		117,698		15%
Provision for credit losses on loans	416	516	153		(19)%	172%	1,206		808		49%
Net interest income after provision
for credit losses on loans	46,372	44,289	39,176		5%	18%	133,747		116,890		14%
Noninterest income:
Service charges and fees on deposit
accounts	898	929	908		(3)%	(1)%	2,719		2,676		2%
FHLB and FRB stock dividends	587	584	586		1%	0%	1,761		1,765		0%
Increase in cash surrender value of
life insurance	564	548	530		3%	6%	1,650		1,569		5%
Servicing income	77	61	108		26%	(29)%	220		348		-37%
Gain on sales of SBA loans	—	87	94		(100)%	(100)%	185		288		-36%
Termination fees	—	227	46		(100)%	(100)%	314		159		97%
Gain on proceeds from company-owned
life insurance	—	—	—		N/A	N/A	—		219		-100%
Other	1,091	541	554		102%	97%	2,041		1,304		57%
Total noninterest income	3,217	2,977	2,826		8%	14%	8,890		8,328		7%
Noninterest expense:
Salaries and employee benefits	16,948	16,227	15,673		4%	8%	49,750		46,976		6%
Occupancy and equipment	2,528	2,525	2,599		0%	(3)%	7,587		7,731		-2%
Professional fees	1,175	1,819	1,306		(35)%	(10)%	4,574		3,705		23%
Other	8,375	17,764	7,977		(53)%	5%	34,906		24,867		40%
Total noninterest expense	29,026	38,335	27,555		(24)%	5%	96,817		83,279		16%
Income before income taxes	20,563	8,931	14,447		130%	42%	45,820		41,939		9%
Income tax expense	5,865	2,542	3,940		131%	49%	13,107		12,032		9%
Net income	$14,698	$6,389	$10,507		130%	40%	$32,713		$29,907		9%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.24	$0.10	$0.17		140%	41%	$0.53		$0.49		8%
Diluted earnings per share	$0.24	$0.10	$0.17		140%	41%	$0.53		$0.49		8%
Weighted average shares outstanding - basic	61,333,951	61,508,180	61,295,877		0%	0%	61,440,570		61,254,138		0%
Weighted average shares outstanding - diluted	61,616,785	61,624,600	61,546,157		0%	0%	61,687,616		61,497,927		0%
Common shares outstanding at period-end	61,277,541	61,446,763	61,297,344		0%	0%	61,277,541		61,297,344		0%
Dividend per share	$0.13	$0.13	$0.13		0%	0%	$0.39		$0.39		0%
Book value per share	$11.42	$11.31	$11.18		1%	2%	$11.42		$11.18		2%
Tangible book value per share(1)	$8.61	$8.49	$8.33		1%	3%	$8.61		$8.33		3%

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	8.37%	3.68%	6.14%	%	127%	36%	6.29%	%	5.91%	%	6%
Annualized return on average tangible
common equity(1)	11.14%	4.89%	8.27%	%	128%	35%	8.38%	%	7.98%	%	5%
Annualized return on average assets	1.05%	0.47%	0.78%	%	123%	35%	0.79%	%	0.76%	%	4%
Annualized return on average tangible assets(1)	1.08%	0.48%	0.81%	%	125%	33%	0.82%	%	0.79%	%	4%
Net interest margin (FTE)(1)	3.60%	3.54%	3.15%	%	2%	14%	3.51%	%	3.23%	%	9%
Total revenue	$50,005	$47,782	$42,155		5%	19%	$143,843		$126,026		14%
Pre-provision net revenue	$20,979	$9,447	$14,600		122%	44%	$47,026		$42,747		10%
Efficiency ratio	58.05%	80.23%	65.37%	%	(28)%	(11)%	67.31%	%	66.08%	%	2%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,551,457	$5,458,420	$5,352,067		2%	4%	$5,523,227		$5,248,338		5%
Average tangible assets(1)	$5,378,468	$5,284,972	$5,177,114		2%	4%	$5,349,786		$5,072,843		5%
Average earning assets	$5,167,710	$5,087,089	$5,011,865		2%	3%	$5,147,630		$4,909,240		5%
Average loans held-for-sale	$1,230	$2,250	$1,493		(45)%	(18)%	$1,919		$1,913		0%
Average loans held-for-investment	$3,519,775	$3,504,518	$3,359,647		0%	5%	$3,484,769		$3,328,529		5%
Average deposits	$4,687,294	$4,618,007	$4,525,946		2%	4%	$4,674,162		$4,427,242		6%
Average demand deposits - noninterest-bearing	$1,187,357	$1,146,494	$1,172,304		4%	1%	$1,167,134		$1,158,891		1%
Average interest-bearing deposits	$3,499,937	$3,471,513	$3,353,642		1%	4%	$3,507,028		$3,268,351		7%
Average interest-bearing liabilities	$3,539,706	$3,511,237	$3,393,264		1%	4%	$3,546,754		$3,307,926		7%
Average equity	$696,385	$697,016	$680,404		0%	2%	$695,391		$675,951		3%
Average tangible common equity(1)	$523,396	$523,568	$505,451		0%	4%	$521,950		$500,456		4%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Interest income	$65,094	$63,025	$61,832	$64,043	$60,852
Interest expense	18,306	18,220	18,472	20,448	21,523
Net interest income before provision
for credit losses on loans	46,788	44,805	43,360	43,595	39,329
Provision for credit losses on loans	416	516	274	1,331	153
Net interest income after provision
for credit losses on loans	46,372	44,289	43,086	42,264	39,176
Noninterest income:
Service charges and fees on deposit
accounts	898	929	892	885	908
FHLB and FRB stock dividends	587	584	590	590	586
Increase in cash surrender value of
life insurance	564	548	538	528	530
Servicing income	77	87	98	125	94
Gain on sales of SBA loans	—	61	82	77	108
Termination fees	—	227	87	18	46
Other	1,091	541	409	552	554
Total noninterest income	3,217	2,977	2,696	2,775	2,826
Noninterest expense:
Salaries and employee benefits	16,948	16,227	16,575	16,976	15,673
Occupancy and equipment	2,528	2,525	2,534	2,495	2,599
Professional fees	1,175	1,819	1,580	1,711	1,306
Other	8,375	17,764	8,767	9,122	7,977
Total noninterest expense	29,026	38,335	29,456	30,304	27,555
Income before income taxes	20,563	8,931	16,326	14,735	14,447
Income tax expense	5,865	2,542	4,700	4,114	3,940
Net income	$14,698	$6,389	$11,626	$10,621	$10,507

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.24	$0.10	$0.19	$0.17	$0.17
Diluted earnings per share	$0.24	$0.10	$0.19	$0.17	$0.17
Weighted average shares outstanding - basic	61,333,951	61,508,180	61,479,579	61,320,505	61,295,877
Weighted average shares outstanding - diluted	61,616,785	61,624,600	61,708,361	61,679,735	61,546,157
Common shares outstanding at period-end	61,277,541	61,446,763	61,611,121	61,348,095	61,297,344
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.42	$11.31	$11.30	$11.24	$11.18
Tangible book value per share(1)	$8.61	$8.49	$8.48	$8.41	$8.33

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	8.37%	3.68%	6.81%	6.16%	6.14%
Annualized return on average tangible
common equity(1)	11.14%	4.89%	9.09%	8.25%	8.27%
Annualized return on average assets	1.05%	0.47%	0.85%	0.75%	0.78%
Annualized return on average tangible assets(1)	1.08%	0.48%	0.88%	0.78%	0.81%
Net interest margin (FTE)(1)	3.60%	3.54%	3.39%	3.32%	3.15%
Total revenue	$50,005	$47,782	$46,056	$46,370	$42,155
Pre-provision net revenue	$20,979	$9,447	$16,600	$16,066	$14,600
Efficiency ratio	58.05%	80.23%	63.96%	65.35%	65.37%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,551,457	$5,458,420	$5,559,896	$5,607,840	$5,352,067
Average tangible assets(1)	$5,378,468	$5,284,972	$5,386,001	$5,433,439	$5,177,114
Average earning assets	$5,167,710	$5,087,089	$5,188,317	$5,235,986	$4,980,082
Average loans held-for-sale	$1,230	$2,250	$2,290	$2,260	$1,493
Average loans held-for-investment	$3,519,775	$3,504,518	$3,429,014	$3,388,729	$3,359,647
Average deposits	$4,687,294	$4,618,007	$4,717,517	$4,771,491	$4,525,946
Average demand deposits - noninterest-bearing	$1,187,357	$1,146,494	$1,167,330	$1,222,393	$1,172,304
Average interest-bearing deposits	$3,499,937	$3,471,513	$3,550,187	$3,549,098	$3,353,642
Average interest-bearing liabilities	$3,539,706	$3,511,237	$3,589,872	$3,588,755	$3,393,264
Average equity	$696,385	$697,016	$692,733	$686,263	$680,404
Average tangible common equity(1)	$523,396	$523,568	$518,838	$511,862	$505,451

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
ASSETS
Cash and due from banks	$42,442	$55,360	$49,722	(23)%	(15)%
Other investments and interest-bearing deposits
in other financial institutions	705,300	666,432	906,588	6%	(22)%
Securities available-for-sale, at fair value	408,456	307,035	237,612	33%	72%
Securities held-to-maturity, at amortized cost	544,806	561,205	604,193	(3)%	(10)%
Loans - held-for-sale - SBA, including deferred costs	1,325	1,156	1,649	15%	(20)%
Loans - held-for-investment:
Commercial	523,110	492,231	481,266	6%	9%
Real estate:
CRE - owner occupied	629,855	627,810	602,062	0%	5%
CRE - non-owner occupied	1,416,987	1,390,419	1,310,578	2%	8%
Land and construction	137,170	149,460	125,761	(8)%	9%
Home equity	125,742	120,763	124,090	4%	1%
Multifamily	290,077	285,016	273,103	2%	6%
Residential mortgages	443,143	454,419	479,524	(2)%	(8)%
Consumer and other	15,938	14,661	14,179	9%	12%
Loans	3,582,022	3,534,779	3,410,563	1%	5%
Deferred loan fees, net	(344)	(446)	(327)	(23)%	5%
Total loans - held-for-investment, net of deferred fees	3,581,678	3,534,333	3,410,236	1%	5%
Allowance for credit losses on loans	(49,427)	(48,633)	(47,819)	2%	3%
Loans, net	3,532,251	3,485,700	3,362,417	1%	5%
Company-owned life insurance	82,861	82,296	80,682	1%	3%
Premises and equipment, net	9,429	9,765	10,398	(3)%	(9)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	5,078	5,532	6,966	(8)%	(27)%
Accrued interest receivable and other assets	124,141	125,125	123,738	(1)%	0%
Total assets	$5,623,720	$5,467,237	$5,551,596	3%	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,241,603	$1,151,242	$1,272,139	8%	(2)%
Demand, interest-bearing	922,077	955,504	913,910	(3)%	1%
Savings and money market	1,366,905	1,320,142	1,309,676	4%	4%
Time deposits - under $250	32,462	35,356	39,060	(8)%	(17)%
Time deposits - $250 and over	223,496	210,818	196,945	6%	13%
ICS/CDARS - interest-bearing demand, money market
and time deposits	990,003	954,272	997,803	4%	(1)%
Total deposits	4,776,546	4,627,334	4,729,533	3%	1%
Subordinated debt, net of issuance costs	39,767	39,728	39,615	0%	0%
Accrued interest payable and other liabilities	107,397	105,471	97,096	2%	11%
Total liabilities	4,923,710	4,772,533	4,866,244	3%	1%

Shareholders’ Equity:
Common stock	508,664	509,888	509,134	0%	0%
Retained earnings	196,526	189,794	185,110	4%	6%
Accumulated other comprehensive loss	(5,180)	(4,978)	(8,892)	4%	(42)%
Total shareholders' equity	700,010	694,704	685,352	1%	2%
Total liabilities and shareholders’ equity	$5,623,720	$5,467,237	$5,551,596	3%	1%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$42,442	$55,360	$44,281	$29,864	$49,722
Other investments and interest-bearing deposits
in other financial institutions	705,300	666,432	700,769	938,259	906,588
Securities available-for-sale, at fair value	408,456	307,035	370,976	256,274	237,612
Securities held-to-maturity, at amortized cost	544,806	561,205	576,718	590,016	604,193
Loans - held-for-sale - SBA, including deferred costs	1,325	1,156	1,884	2,375	1,649
Loans - held-for-investment:
Commercial	523,110	492,231	489,241	531,350	481,266
Real estate:
CRE - owner occupied	629,855	627,810	616,825	601,636	602,062
CRE - non-owner occupied	1,416,987	1,390,419	1,363,275	1,341,266	1,310,578
Land and construction	137,170	149,460	136,106	127,848	125,761
Home equity	125,742	120,763	119,138	127,963	124,090
Multifamily	290,077	285,016	284,510	275,490	273,103
Residential mortgages	443,143	454,419	465,330	471,730	479,524
Consumer and other	15,938	14,661	12,741	14,837	14,179
Loans	3,582,022	3,534,779	3,487,166	3,492,120	3,410,563
Deferred loan fees, net	(344)	(446)	(268)	(183)	(327)
Total loans - held-for-investment, net of deferred fees	3,581,678	3,534,333	3,486,898	3,491,937	3,410,236
Allowance for credit losses on loans	(49,427)	(48,633)	(48,262)	(48,953)	(47,819)
Loans, net	3,532,251	3,485,700	3,438,636	3,442,984	3,362,417
Company-owned life insurance	82,861	82,296	81,749	81,211	80,682
Premises and equipment, net	9,429	9,765	9,772	10,140	10,398
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	5,078	5,532	5,986	6,439	6,966
Accrued interest receivable and other assets	124,141	125,125	115,853	119,813	123,738
Total assets	$5,623,720	$5,467,237	$5,514,255	$5,645,006	$5,551,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,241,603	$1,151,242	$1,128,593	$1,214,192	$1,272,139
Demand, interest-bearing	922,077	955,504	949,068	936,587	913,910
Savings and money market	1,366,905	1,320,142	1,353,293	1,325,923	1,309,676
Time deposits - under $250	32,462	35,356	37,592	38,988	39,060
Time deposits - $250 and over	223,496	210,818	213,357	206,755	196,945
ICS/CDARS - interest-bearing demand, money market
and time deposits	990,003	954,272	1,001,365	1,097,586	997,803
Total deposits	4,776,546	4,627,334	4,683,268	4,820,031	4,729,533
Subordinated debt, net of issuance costs	39,767	39,728	39,691	39,653	39,615
Accrued interest payable and other liabilities	107,397	105,471	95,106	95,595	97,096
Total liabilities	4,923,710	4,772,533	4,818,065	4,955,279	4,866,244

Shareholders’ Equity:
Common stock	508,664	509,888	511,596	510,070	509,134
Retained earnings	196,526	189,794	191,401	187,762	185,110
Accumulated other comprehensive loss	(5,180)	(4,978)	(6,807)	(8,105)	(8,892)
Total shareholders' equity	700,010	694,704	696,190	689,727	685,352
Total liabilities and shareholders’ equity	$5,623,720	$5,467,237	$5,514,255	$5,645,006	$5,551,596

	At or For the Quarter Ended:			Percent Change From:
ASSET QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2025	2025	2024	2025	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$2,346	$4,198	$5,862	(44)%	(60)%
Home equity	655	728	84	(10)%	680%
Residential mortgages	—	607	—	(100)%	N/A
Commercial loans	467	491	752	(5)%	(38)%
CRE loans	—	31	—	(100)%	N/A
Total nonaccrual loans - held-for-investment:	3,468	6,055	6,698	(43)%	(48)%
Loans over 90 days past due
and still accruing	194	123	460	58%	(58)%
Total nonperforming loans	3,662	6,178	7,158	(41)%	(49)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$3,662	$6,178	$7,158	(41)%	(49)%
Net (recoveries) charge-offs during the quarter	$(378)	$145	$288	(361)%	(231)%
Provision for credit losses on loans during the quarter	$416	$516	$153	(19)%	172%
Allowance for credit losses on loans	$49,427	$48,633	$47,819	2%	3%
Classified assets	$34,633	$37,525	$32,609	(8)%	6%
Allowance for credit losses on loans to total loans	1.38%	1.38%	1.40%	0%	(1)%
Allowance for credit losses on loans to total nonperforming loans	1,349.73%	787.20%	668.05%	71%	102%
Nonperforming assets to total assets	0.07%	0.11%	0.13%	(36)%	(46)%
Nonperforming loans to total loans	0.10%	0.17%	0.21%	(41)%	(52)%
Classified assets to total assets	0.62%	0.69%	0.59%	(10)%	5%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	7%	6%	(14)%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$527,301	$521,541	$510,755	1%	3%
Shareholders’ equity / total assets	12.45%	12.71%	12.35%	(2)%	1%
Tangible common equity / tangible assets (1)	9.67%	9.85%	9.50%	(2)%	2%
Loan to deposit ratio	74.99%	76.38%	72.11%	(2)%	4%
Noninterest-bearing deposits / total deposits	25.99%	24.88%	26.90%	4%	(3)%
Total capital ratio	15.4%	15.5%	15.6%	(1)%	(1)%
Tier 1 capital ratio	13.2%	13.3%	13.4%	(1)%	(1)%
Common Equity Tier 1 capital ratio	13.2%	13.3%	13.4%	(1)%	(1)%
Tier 1 leverage ratio	9.9%	9.9%	10.0%	0%	(1)%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.13%	10.28%	9.86%	(1)%	3%
Total capital ratio	15.1%	15.1%	15.1%	0%	0%
Tier 1 capital ratio	13.8%	13.8%	13.9%	0%	(1)%
Common Equity Tier 1 capital ratio	13.8%	13.8%	13.9%	0%	(1)%
Tier 1 leverage ratio	10.3%	10.4%	10.4%	(1)%	(1)%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	At or For the Quarter Ended:
ASSET QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$2,346	$4,198	$4,793	$5,874	$5,862
Home equity	655	728	927	290	84
Residential mortgages	—	607	—	—	—
Commercial loans	467	491	324	1,014	752
CRE loans	—	31	—	—	—
Total nonaccrual loans - held-for-investment:	3,468	6,055	6,044	7,178	6,698
Loans over 90 days past due
and still accruing	194	123	268	489	460
Total nonperforming loans	3,662	6,178	6,312	7,667	7,158
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$3,662	$6,178	$6,312	$7,667	$7,158
Net (recoveries) charge-offs during the quarter	$(378)	$145	$965	$197	$288
Provision for credit losses on loans during the quarter	$416	$516	$274	$1,331	$153
Allowance for credit losses on loans	$49,427	$48,633	$48,262	$48,953	$47,819
Classified assets	$34,633	$37,525	$40,034	$41,661	$32,609
Allowance for credit losses on loans to total loans	1.38%	1.38%	1.38%	1.40%	1.40%
Allowance for credit losses on loans to total nonperforming loans	1,349.73%	787.20%	764.61%	638.49%	668.05%
Nonperforming assets to total assets	0.07%	0.11%	0.11%	0.14%	0.13%
Nonperforming loans to total loans	0.10%	0.17%	0.18%	0.22%	0.21%
Classified assets to total assets	0.62%	0.69%	0.73%	0.74%	0.59%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	7%	7%	7%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	7%	7%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$527,301	$521,541	$522,573	$515,657	$510,755
Shareholders’ equity / total assets	12.45%	12.71%	12.63%	12.22%	12.35%
Tangible common equity / tangible assets (1)	9.67%	9.85%	9.78%	9.43%	9.50%
Loan to deposit ratio	74.99%	76.38%	74.45%	72.45%	72.11%
Noninterest-bearing deposits / total deposits	25.99%	24.88%	24.10%	25.19%	26.90%
Total capital ratio	15.4%	15.5%	15.9%	15.6%	15.6%
Tier 1 capital ratio	13.2%	13.3%	13.6%	13.4%	13.4%
Common Equity Tier 1 capital ratio	13.2%	13.3%	13.6%	13.4%	13.4%
Tier 1 leverage ratio	9.9%	9.9%	9.8%	9.6%	10.0%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.13%	10.28%	10.15%	9.79%	9.86%
Total capital ratio	15.1%	15.1%	15.4%	15.1%	15.1%
Tier 1 capital ratio	13.8%	13.8%	14.1%	13.9%	13.9%
Common Equity Tier 1 capital ratio	13.8%	13.8%	14.1%	13.9%	13.9%
Tier 1 leverage ratio	10.3%	10.4%	10.2%	10.0%	10.4%

      (1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2025			June 30, 2025
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,039,478	$42,655	5.57%	$3,020,534	$41,738	5.54%
Prepayment fees	—	185	0.02%	—	473	0.06%
Bay View Funding factored receivables	74,353	3,654	19.50%	67,756	3,347	19.81%
Purchased residential mortgages	408,810	3,472	3.37%	420,280	3,548	3.39%
Loan fair value mark / accretion	(1,636)	164	0.02%	(1,802)	172	0.02%
Loans, gross (1)(2)	3,521,005	50,130	5.65%	3,506,768	49,278	5.64%
Securities - taxable	842,998	6,146	2.89%	902,642	6,346	2.82%
Securities - exempt from Federal tax (3)	28,683	256	3.54%	30,259	272	3.61%
Other investments and interest-bearing deposits
in other financial institutions	775,024	8,615	4.41%	647,420	7,186	4.45%
Total interest earning assets (3)	5,167,710	65,147	5.00%	5,087,089	63,082	4.97%
Cash and due from banks	30,764			31,044
Premises and equipment, net	9,651			9,958
Goodwill and other intangible assets	172,989			173,448
Other assets	170,343			156,881
Total assets	$5,551,457			$5,458,420

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,187,357			$1,146,494

Demand, interest-bearing	932,996	1,463	0.62%	949,867	1,484	0.63%
Savings and money market	1,340,419	8,452	2.50%	1,313,054	8,205	2.51%
Time deposits - under $100	10,620	40	1.49%	11,456	49	1.72%
Time deposits - $100 and over	233,145	1,977	3.36%	231,644	1,995	3.45%
ICS/CDARS - interest-bearing demand, money market
and time deposits	982,757	5,837	2.36%	965,492	5,949	2.47%
Total interest-bearing deposits	3,499,937	17,769	2.01%	3,471,513	17,682	2.04%
Total deposits	4,687,294	17,769	1.50%	4,618,007	17,682	1.54%

Short-term borrowings	26	—	0.00%	19	—	0.00%
Subordinated debt, net of issuance costs	39,743	537	5.36%	39,705	538	5.43%
Total interest-bearing liabilities	3,539,706	18,306	2.05%	3,511,237	18,220	2.08%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,727,063	18,306	1.54%	4,657,731	18,220	1.57%
Other liabilities	128,009			103,673
Total liabilities	4,855,072			4,761,404
Shareholders’ equity	696,385			697,016
Total liabilities and shareholders’ equity	$5,551,457			$5,458,420

Net interest income / margin (3)		46,841	3.60%		44,862	3.54%
Less tax equivalent adjustment (3)		(53)			(57)
Net interest income		$46,788	3.59%		$44,805	3.53%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $246,000 for the third quarter of 2025, compared to $253,000 for the second quarter of 2025.  Prepayment fees totaled $185,000 for the third quarter of 2025, compared to $473,000 for the second quarter of 2025.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2025			September 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,039,478	$42,655	5.57%	$2,867,076	$39,621	5.50%
Prepayment fees	—	185	0.02%	—	4	0.00%
Bay View Funding factored receivables	74,353	3,654	19.50%	55,391	2,144	15.40%
Purchased residential mortgages	408,810	3,472	3.37%	441,294	3,779	3.41%
Loan fair value mark / accretion	(1,636)	164	0.02%	(2,621)	233	0.03%
Loans, gross (1)(2)	3,521,005	50,130	5.65%	3,361,140	45,781	5.42%
Securities - taxable	842,998	6,146	2.89%	838,375	4,676	2.22%
Securities - exempt from Federal tax (3)	28,683	256	3.54%	31,311	282	3.58%
Other investments and interest-bearing deposits
in other financial institutions	775,024	8,615	4.41%	749,256	10,172	5.40%
Total interest earning assets (3)	5,167,710	65,147	5.00%	4,980,082	60,911	4.87%
Cash and due from banks	30,764			33,425
Premises and equipment, net	9,651			10,471
Goodwill and other intangible assets	172,989			174,953
Other assets	170,343			153,136
Total assets	$5,551,457			$5,352,067

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,187,357			$1,172,304

Demand, interest-bearing	932,996	1,463	0.62%	907,346	1,714	0.75%
Savings and money market	1,340,419	8,452	2.50%	1,188,057	9,128	3.06%
Time deposits - under $100	10,620	40	1.49%	11,133	47	1.68%
Time deposits - $100 and over	233,145	1,977	3.36%	229,565	2,349	4.07%
ICS/CDARS - interest-bearing demand, money market
and time deposits	982,757	5,837	2.36%	1,017,541	7,747	3.03%
Total interest-bearing deposits	3,499,937	17,769	2.01%	3,353,642	20,985	2.49%
Total deposits	4,687,294	17,769	1.50%	4,525,946	20,985	1.84%

Short-term borrowings	26	—	0.00%	32	—	0.00%
Subordinated debt, net of issuance costs	39,743	537	5.36%	39,590	538	5.41%
Total interest-bearing liabilities	3,539,706	18,306	2.05%	3,393,264	21,523	2.52%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,727,063	18,306	1.54%	4,565,568	21,523	1.88%
Other liabilities	128,009			106,095
Total liabilities	4,855,072			4,671,663
Shareholders’ equity	696,385			680,404
Total liabilities and shareholders’ equity	$5,551,457			$5,352,067

Net interest income / margin (3)		46,841	3.60%		39,388	3.15%
Less tax equivalent adjustment (3)		(53)			(59)
Net interest income		$46,788	3.59%		$39,329	3.14%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $246,000 for the third quarter of 2025, compared to $184,000 for the third quarter of 2024.  Prepayment fees totaled $185,000 for the third quarter of 2025, compared to $4,000 for the third quarter of 2024.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2025			September 30, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$3,002,040	$124,151	5.53%	$2,831,035	$115,838	5.47%
Prepayment fees	—	882	0.04%	—	82	0.00%
Bay View Funding factored receivables	67,505	9,943	19.69%	54,563	7,896	19.33%
Purchased residential mortgages	418,948	10,617	3.39%	447,709	11,306	3.37%
Loan fair value mark / accretion	(1,805)	517	0.02%	(2,865)	729	0.03%
Loans, gross (1)(2)	3,486,688	146,110	5.60%	3,330,442	135,851	5.45%
Securities - taxable	873,789	18,051	2.76%	940,755	16,342	2.32%
Securities - exempt from Federal tax (3)	29,801	803	3.60%	31,683	853	3.60%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	757,352	25,155	4.44%	574,581	23,434	5.45%
Total interest earning assets (3)	5,147,630	190,119	4.94%	4,877,461	176,480	4.85%
Cash and due from banks	31,222			33,353
Premises and equipment, net	9,870			10,235
Goodwill and other intangible assets	173,441			175,495
Other assets	161,064			151,794
Total assets	$5,523,227			$5,248,338

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,167,134			$1,158,891

Demand, interest-bearing	942,371	4,385	0.62%	919,786	4,987	0.72%
Savings and money market	1,325,567	24,730	2.49%	1,120,324	23,644	2.82%
Time deposits - under $100	11,150	135	1.62%	11,020	135	1.64%
Time deposits - $100 and over	233,065	6,101	3.50%	226,353	6,658	3.93%
ICS/CDARS - interest-bearing demand, money market
and time deposits	994,875	18,034	2.42%	990,868	21,565	2.91%
Total interest-bearing deposits	3,507,028	53,385	2.04%	3,268,351	56,989	2.33%
Total deposits	4,674,162	53,385	1.53%	4,427,242	56,989	1.72%

Short-term borrowings	21	—	0.00%	22	—	0.00%
Subordinated debt, net of issuance costs	39,705	1,613	5.43%	39,553	1,614	5.45%
Total interest-bearing liabilities	3,546,754	54,998	2.07%	3,307,926	58,603	2.37%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,713,888	54,998	1.56%	4,466,817	58,603	1.75%
Other liabilities	113,948			105,570
Total liabilities	4,827,836			4,572,387
Shareholders’ equity	695,391			675,951
Total liabilities and shareholders’ equity	$5,523,227			$5,248,338

Net interest income / margin (3)		135,121	3.51%		117,877	3.23%
Less tax equivalent adjustment (3)		(168)			(179)
Net interest income		$134,953	3.51%		$117,698	3.22%

(1)Includes loans held-for-sale.  Nonaccrual loans are included in average balances.
(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $713,000 for the first nine months of 2025, compared to $461,000 for the first nine months of 2024.  Prepayment fees totaled $882,000 for the first nine months of 2025, compared to $82,000 for the first nine months of 2024.
(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial
  Measures” in this press release.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Management considers adjusted net income and adjusted earnings per share, which excludes the $9.2 million of charges primarily related to a legal settlement in the second quarter of 2025 and first nine months of 2025 as a useful measurement of the Company’s profitability compared to other periods presented.
The following table summarizes components of net income and diluted earnings per share for the periods indicated:

NET INCOME AND	For the Quarter Ended:
DILUTED EARNINGS PER SHARE	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Reported net income (GAAP)	$14,698	$6,389	$11,626	$10,621	$10,507
Add: pre-tax legal settlement and other charges	—	9,184	—	—	—
Less: related income taxes	—	(2,618)	—	—	—
Adjusted net income (non-GAAP)	$14,698	$12,955	$11,626	$10,621	$10,507

Weighted average shares outstanding - diluted	61,616,785	61,624,600	61,708,361	61,679,735	61,546,157

Reported diluted earnings per share (GAAP)	$0.24	$0.10	$0.19	$0.17	$0.17

Adjusted diluted earnings per share (non-GAAP)	$0.24	$0.21	$0.19	$0.17	$0.17

NET INCOME AND	For the Nine Months Ended:
DILUTED EARNINGS PER SHARE	September 30,	September 30,
(in $000’s, except per share amounts, unaudited)	2025	2024
Reported net income (GAAP)	$32,713	$29,907
Add: pre-tax legal settlement and other charges	9,184	—
Less: related income taxes	(2,618)	—
Adjusted net income (non-GAAP)	$39,279	$29,907

Weighted average shares outstanding - diluted	61,687,616	61,497,927

Reported diluted earnings per share (GAAP)	$0.53	$0.49

Adjusted diluted earnings per share (non-GAAP)	$0.64	$0.49

Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.
The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Capital components:
Total equity (GAAP)	$700,010	$694,704	$696,190	$689,727	$685,352
Less: preferred stock	—	—	—	—	—
Total common equity	700,010	694,704	696,190	689,727	685,352
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,078)	(5,532)	(5,986)	(6,439)	(6,966)
Reported tangible common equity (non-GAAP)	527,301	521,541	522,573	515,657	510,755
Add: pre-tax legal settlement and other charges	9,184	9,184	—	—	—
Less: related income taxes	(2,618)	(2,618)	—	—	—
Adjusted tangible common equity (non-GAAP)	$533,867	$528,107	$522,573	$515,657	$510,755

Common shares outstanding at period-end	61,277,541	61,446,763	61,611,121	61,348,095	61,297,344
Reported tangible book value per share (non-GAAP)	$8.61	$8.49	$8.48	$8.41	$8.33
Adjusted tangible book value per share (non-GAAP)	$8.71	$8.59	$8.48	$8.41	$8.33
The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Reported net income (GAAP)	$14,698	$6,389	$11,626	$10,621	$10,507
Add: pre-tax legal settlement and other charges	—	9,184	—	—	—
Less: related income taxes	—	(2,618)	—	—	—
Adjusted net income (non-GAAP)	$14,698	$12,955	$11,626	$10,621	$10,507

Average tangible common equity components:
Average equity (GAAP)	$696,385	$697,016	$692,733	$686,263	$680,404
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,358)	(5,817)	(6,264)	(6,770)	(7,322)
Total average tangible common equity (non-GAAP)	$523,396	$523,568	$518,838	$511,862	$505,451

Reported annualized return on average equity (GAAP)	8.37%	3.68%	6.81%	6.16%	6.14%
Adjusted annualized return on average equity (non-GAAP)	8.37%	7.45%	6.81%	6.16%	6.14%

Reported annualized return on average
tangible common equity (non-GAAP)	11.14%	4.89%	9.09%	8.25%	8.27%
Adjusted annualized return on average
tangible common equity (non-GAAP)	11.14%	9.92%	9.09%	8.25%	8.27%

Average Assets (GAAP)	$5,551,457	$5,458,420	$5,559,896	$5,607,840	$5,352,067

Reported annualized return on average assets (GAAP)	1.05%	0.47%	0.85%	0.75%	0.78%
Adjusted annualized return on average assets (non-GAAP)	1.05%	0.95%	0.85%	0.75%	0.78%

RETURN ON AVERAGE TANGIBLE COMMON	For the Nine Months Ended:
EQUITY AND AVERAGE ASSETS	September 30,	September 30,
(in $000’s, unaudited)	2025	2024
Reported net income (GAAP)	$32,713	$29,907
Add: pre-tax legal settlement and other charges	9,184	—
Less: related income taxes	(2,618)	—
Adjusted net income (non-GAAP)	$39,279	$29,907

Average tangible common equity components:
Average equity (GAAP)	$695,391	$675,951
Less: goodwill	(167,631)	(167,631)
Less: other intangible assets	(5,810)	(7,864)
Total average tangible common equity (non-GAAP)	$521,950	$500,456

Reported annualized return on average equity (GAAP)	6.29%	5.91%
Adjusted annualized return on average equity (non-GAAP)	7.55%	5.91%

Reported annualized return on average
tangible common equity (non-GAAP)	8.38%	7.98%
Adjusted annualized return on average
tangible common equity (non-GAAP)	10.06%	7.98%

Average Assets (GAAP)	$5,523,227	$5,248,338

Reported annualized return on average assets (GAAP)	0.79%	0.76%
Adjusted annualized return on average assets (non-GAAP)	0.95%	0.76%
Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-
GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-
exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

NET INTEREST INCOME	For the Quarter Ended:
AND NET INTEREST MARGIN	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Net interest income before
credit losses on loans (GAAP)	$46,788	$44,805	$43,360	$43,595	$39,329
Tax-equivalent adjustment on securities -
exempt from Federal tax	53	57	58	58	59
Net interest income, FTE (non-GAAP)	$46,841	$44,862	$43,418	$43,653	$39,388

Average balance of total interest earning assets	$5,167,710	$5,087,089	$5,188,317	$5,235,986	$4,980,082

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.59%	3.53%	3.39%	3.31%	3.14%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.60%	3.54%	3.39%	3.32%	3.15%

NET INTEREST INCOME	For the Nine Months Ended:
AND NET INTEREST MARGIN	September 30,	September 30,
(in $000’s, unaudited)	2025	2024
Net interest income before
credit losses on loans (GAAP)	$134,953	$117,698
Tax-equivalent adjustment on securities - exempt from Federal tax	168	179
Net interest income, FTE (non-GAAP)	$135,121	$117,877

Average balance of total interest earning assets	$5,147,630	$4,909,240

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.51%	3.22%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.51%	3.23%
Management views its PPNR as a key metric for assessing the Company’s earnings power. The following table summarizes the components of PPNR for the periods indicated:

	For the Quarter Ended:
PRE-PROVISION NET REVENUE	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Net interest income before credit losses on loans	$46,788	$44,805	$43,360	$43,595	$39,329
Noninterest income	3,217	2,977	2,696	2,775	2,826
Total revenue	50,005	47,782	46,056	46,370	42,155
Less: Noninterest expense	(29,026)	(38,335)	(29,456)	(30,304)	(27,555)
Reported PPNR (GAAP)	20,979	9,447	16,600	16,066	14,600
Add: pre-tax legal settlement and other charges	—	9,184	—	—	—
Adjusted PPNR (non-GAAP)	$20,979	$18,631	$16,600	$16,066	$14,600

	For the Nine Months Ended:
PRE-PROVISION NET REVENUE	September 30,	September 30,
(in $000’s, unaudited)	2025	2024
Net interest income before credit losses on loans	$134,953	$117,698
Noninterest income	8,890	8,328
Total revenue	143,843	126,026
Less: Noninterest expense	(96,817)	(83,279)
Reported PPNR (GAAP)	47,026	42,747
Add: pre-tax legal settlement and other charges	9,184	—
Adjusted PPNR (non-GAAP)	$56,210	$42,747

The efficiency ratio, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

NONINTEREST EXPENSE AND	For the Quarter Ended:
EFFICIENCY RATIO	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Reported noninterest expense (GAAP)	$29,026	$38,335	$29,456	$30,304	$27,555
Less: pre-tax legal settlement and other charges	—	(9,184)	—	—	—
Adjusted noninterest expense (non-GAAP)	$29,026	$29,151	$29,456	$30,304	$27,555

Net interest income before credit losses on loans	$46,788	$44,805	$43,360	$43,595	$39,329
Noninterest income	3,217	2,977	2,696	2,775	2,826
Total revenue	$50,005	$47,782	$46,056	$46,370	$42,155

Reported efficiency ratio (noninterest expense divided
by total revenue) (GAAP)	58.05%	80.23%	63.96%	65.35%	65.37%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	58.05%	61.01%	63.96%	65.35%	65.37%

NONINTEREST EXPENSE AND	For the Nine Months Ended:
EFFICIENCY RATIO	September 30,	September 30,
(in $000’s, unaudited)	2025	2024
Reported noninterest expense (GAAP)	$96,817	$83,279
Less: pre-tax legal settlement and other charges	(9,184)	—
Adjusted noninterest expense (non-GAAP)	$87,633	$83,279

Net interest income before credit losses on loans	$134,953	$117,698
Noninterest income	8,890	8,328
Total revenue	$143,843	$126,026

Reported efficiency ratio (noninterest expense divided
by total revenue) (GAAP)	67.31%	66.08%

Adjusted efficiency ratio (adjusted noninterest expense
divided by total revenue) (non-GAAP)	60.92%	66.08%

Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Heritage Commerce Corp:
Capital components:
Total equity (GAAP)	$700,010	$694,704	$696,190	$689,727	$685,352
Less: preferred stock	—	—	—	—	—
Total common equity	700,010	694,704	696,190	689,727	685,352
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,078)	(5,532)	(5,986)	(6,439)	(6,966)
Total tangible common equity (non-GAAP)	$527,301	$521,541	$522,573	$515,657	$510,755

Asset components:
Total assets (GAAP)	$5,623,720	$5,467,237	$5,514,255	$5,645,006	$5,551,596
Less: goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: other intangible assets	(5,078)	(5,532)	(5,986)	(6,439)	(6,966)
Total tangible assets (non-GAAP)	$5,451,011	$5,294,074	$5,340,638	$5,470,936	$5,376,999

Tangible common equity / tangible assets (non-GAAP)	9.67%	9.85%	9.78%	9.43%	9.50%
The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2025	2025	2025	2024	2024
Heritage Bank of Commerce:
Capital components:
Total Equity (GAAP)	$724,780	$717,103	$715,605	$709,379	$704,585
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	724,780	717,103	715,605	709,379	704,585
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,078)	(5,532)	(5,986)	(6,439)	(6,966)
Total Tangible Common Equity (non-GAAP)	$552,071	$543,940	$541,988	$535,309	$529,988

Asset components:
Total Assets (GAAP)	$5,620,681	$5,464,618	$5,512,160	$5,641,646	$5,548,576
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,078)	(5,532)	(5,986)	(6,439)	(6,966)
Total Tangible Assets (non-GAAP)	$5,447,972	$5,291,455	$5,338,543	$5,467,576	$5,373,979

Tangible common equity / tangible assets (non-GAAP)	10.13%	10.28%	10.15%	9.79%	9.86%